Exhibit 99.1

PRESS RELEASE

Dollar Tree To Webcast Annual Capital Markets Conference

CHESAPEAKE, Va. – October 5, 2012 – Dollar Tree, Inc. (NASDAQ: DLTR), North America’s leading operator of discount variety stores selling everything for $1 or less, will be webcasting its Annual Capital Markets Conference on October 11, 2012.  Members of senior management will discuss the Company's business and growth plans.

This webcast is scheduled to begin at approximately 10:15 a.m., EDT, and will be available live on the Company's website, www.dollartreeinfo.com/investors/news/events.  A replay of the webcast will remain available for one week following the event.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid, 757-321-5284
www.DollarTree.com